EXHIBIT 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-8, previously filed by First Federal Bancorp, Inc. on December 9, 1998, July 17, 1995, and February 1, 1994, of our report dated October 23, 2002 on our audits of the consolidated financial statements of First Federal Bancorp, Inc., as of September 30, 2002 and 2001 and for the three years then ended which report and financial statements are contained in the Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002.


                                       /s/ BKD, LLP
                                           BKD, LLP

Cincinnati, Ohio
December 20, 2002